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                              LAMONTS APPAREL, INC.
                             (DEBTOR-IN-POSSESSION)
                                  EXHIBIT 11.1
                          COMPUTATION OF PER SHARE LOSS

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                                                                           QUARTER ENDED
                                          ---------------------------------------------------------------------------------
                                                  January 28, 1995                              January 29, 1994
                                          -----------------------------------           -----------------------------------
                                                                   Fully                                         Fully
                                              Primary             Diluted                   Primary             Diluted
                                          ---------------     ---------------           ---------------     ---------------
LOSS
  Net loss                                 ($23,989,000)       ($23,989,000)               ($236,000)          ($236,000)
                                          ---------------     ---------------           ---------------     ---------------
                                          ---------------     ---------------           ---------------     ---------------
NUMBER OF SHARES

Weighted average shares:
  Outstanding                                17,883,135          17,883,135                8,934,428           8,934,428
  Incremental shares for
    conversion of preferred stock                                                                              5,889,502
  Incremental shares for
    outstanding stock options                                       522,553                                      414,479
                                          ---------------     ---------------           ---------------     ---------------
                                             17,883,135          18,405,688                8,934,428          15,238,409
                                          ---------------     ---------------           ---------------     ---------------
                                          ---------------     ---------------           ---------------     ---------------
Net loss per share                               ($1.34)             ($1.30)                  ($0.03)             ($0.02)
                                          ---------------     ---------------           ---------------     ---------------
                                          ---------------     ---------------           ---------------     ---------------
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